Exhibit 24.3

                               THE CIT GROUP, INC.

                              Certified Resolutions


         I, Anne Beroza, hereby certify that I am the Assistant Secretary and the official custodian of certain records including the Certificate of Incorporation, By-Laws, and minutes of the meetings of the Board of Directors of The CIT Group, Inc. (the "Corporation"), a Delaware corporation, and that the following are true, accurate, and compared extracts from the minutes of the meetings of the Board of Directors of the Corporation held on September 23, 1998, and that the same have not been revoked, annulled or amended in any manner whatsoever:

         "WHEREAS, the Board of Directors at its meeting on February 5, 1997 by resolution authorized and approved the filing of a $1 billion registration statement on Form S-3 and the issuance of a limited guarantee with respect to the registration and sale of certain asset-backed certificates representing obligations of certain trusts backed by assets of such trusts which would include home equity mortgage loans secured by residential real property;

         WHEREAS, the Corporation desires to increase the amount of debt securities authorized pursuant to these resolutions;

         NOW, THEREFORE, BE IT:

         RESOLVED,  that the  resolutions  of the  Corporation  approved  at the meeting of the Board of Directors on February 5, 1997 relating to the Corporation's limited guarantee of certain home equity mortgage loan asset-backed certificates are hereby amended to authorize the issuance of up to $2 billion of debt securities in addition to the amounts of debt securities registered and unsold under the Corporation's home equity registration statement, an increase of $1 billion over the $1 billion authorized in the original resolutions approved by the Board of Directors on February 5, 1997;

         RESOLVED FURTHER, that in all other respects the resolutions approved at the meeting of the Board of Directors on February 5, 1997 are ratified and reaffirmed;

         RESOLVED FURTHER, that the proper officers of the Corporation are, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all of the foregoing instruments and any further instruments and documents, and that the proper officers of the Corporation and its counsel are hereby authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses and other taxes, as in their judgment shall be necessary, proper, or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions and each of them; and
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         RESOLVED FURTHER, that all actions heretofore or hereafter taken by any officer or officers of the Corporation within the terms of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation."

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The CIT Group, Inc. this 1st day of June, 1999.


SEAL                                                 /s/ ANNE BEROZA
                                                     ---------------
                                                     Anne Beroza
                                                     Assistant Secretary

                               THE CIT GROUP, INC.

                              Certified Resolutions

         I, Anne Beroza, hereby certify that I am the Assistant Secretary and the official custodian of certain records including the Certificate of Incorporation, By-Laws, and minutes of the meetings of the Board of Directors of The CIT Group, Inc. (formerly The CIT Group Holdings, Inc., the "Corporation"), a Delaware corporation, and that the following are true, accurate, and compared extracts from the minutes of the meetings of the Board of Directors of the Corporation held on February 5, 1997, and that the same have not been revoked, annulled or amended in any manner whatsoever, except by those resolutions adopted by the Board of Directors of the Corporation on September 23, 1998:

         "WHEREAS, the Corporation has considered certain matters in connection with proposed public offerings by its wholly-owned subsidiary, The CIT Group Securitization Corporation III (the "Subsidiary") of home equity mortgage loan asset-backed notes (the "Notes") and asset-backed certificates (the "Certificates") representing obligations of certain trusts backed by assets of such trusts which would include home equity mortgage loans secured by residential real property;

         WHEREAS, the Subsidiary deems it advisable and in the best interest of the Subsidiary to be in a position to issue such Notes and Certificates and to create such trusts and in connection therewith is preparing to file a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes and Certificates for offer and sale by the Subsidiary under the Securities Act of 1933, as amended (the "Securities Act");

         WHEREAS, the Corporation deems it advisable and in the best interest of the Corporation to be in a position to guarantee certain payments on the Notes and Certificates and to be in a position to offer and sell the limited guarantee of the Corporation of certain payments on the Notes and Certificates in the public markets from time to time;

         WHEREAS, in connection with the potential offer and sale of the limited guarantee of the Corporation of certain payments on the Notes and the Certificates in the public markets, the Corporation desires to authorize Albert
R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson, and each of them to sign, on behalf of the Corporation and certain of its directors and officers, to sign the Registration Statement on Form S-3, and any amendments thereto, for the registration with the Commission of the offer and sale of such limited guarantee under the Securities Act by the Corporation, under such terms and conditions to be determined by the Executive Committee of the Board of Directors of the Corporation (the "Executive Committee"), which terms and conditions may be amended from time to time;

         NOW, THEREFORE, BE IT:

         RESOLVED, that the Corporation is authorized to guarantee, in accordance with the terms and conditions specified in these resolutions, certain payments on the Notes and Certificates, which Notes and Certificates may be issued by the Subsidiary by means of a public offering of up to $1,000,000,000 (all in United States dollars) aggregate principal amount, or if issued at an original issue discount, such greater principal amount as shall result in an aggregate initial public offering price of up to $1,000,000,000, to be made (i) directly to purchasers, (ii) through agents designated, from time to time, by the Subsidiary, (iii) through underwriters or a group of underwriters represented by one or more particular underwriter(s), or (iv) to dealers, from and after the date the Registration Statement, as amended, is declared effective by the Commission on a continuing basis (such issuance of the limited guarantee of certain payments on the Notes and Certificates being hereinafter sometimes referred to in these resolutions as the "Limited Guarantee") under such terms and conditions, which may be amended from time to time, as the Executive Committee shall determine;

         RESOLVED FURTHER, that the proper officers of the Corporation be and each of them hereby is, authorized to proceed with the preparation of the Registration Statement for the registration of the Limited Guarantee under the Securities Act and any further amendments thereto (including any post-effective amendments and any prospectuses or prospectus supplements thereto) under such terms and conditions, which may be amended from time to time, as the Executive Committee shall determine, and to proceed with such offering at such time, if at all, within such period as the Executive Committee shall deem appropriate;

         RESOLVED FURTHER, that Albert R. Gamper, Jr., Ernest D. Stein and Donald J. Rapson be, and each of them with full power to act with or without the others is, authorized to sign the Registration Statement covering the registration of the Limited Guarantee and any and all amendments (including any post-effective amendments) to the Registration Statement, on behalf of and as true and lawful attorney-in-fact or attorneys-in-fact for the Chief Executive Officer and/or the Chief Financial Officer and/or the Chief Accounting Officer and/or other officers of the Corporation, including, without limitation, the Chairman and/or the Vice Chairman and/or the President and/or each Senior Executive Vice President and/or each Executive Vice President and/or each Senior Vice President and/or each Vice President and/or the Treasurer and/or the Secretary and/or each Assistant Secretary (in attestation of the corporate seal of the Corporation or otherwise);

         RESOLVED FURTHER, that it may be desirable and in the best interest of the Corporation that the Limited Guarantee be from time to time qualified or registered for sale in various states; that the Chairman, the Vice Chairman, the President, or any Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Limited Guarantee as said officers may deem advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including without limitation, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken;

         RESOLVED FURTHER, that Ernest D. Stein be and he hereby is designated and appointed as the person duly authorized to receive all notices, orders, communications and other documents from the Commission with respect to the Registration Statement, or any amendment thereto, with all the powers consequent to such designation and appointment under the Rules and Regulations of the Commission and that for purposes of the Registration Statement (and any amendments thereto), Joseph M. Leone be, and he hereby is, designated and appointed as the Principal Financial and Accounting Officer of the Corporation; and

         RESOLVED FURTHER, that all actions heretofore or hereafter taken by any officer or officers of the Corporation within the terms of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation."

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of The CIT Group, Inc. this 1st day of June, 1999.


SEAL                                                 /s/ ANNE BEROZA
                                                     ---------------
                                                     Anne Beroza
                                                     Assistant Secretary